                                                                   EXHIBIT 11(a)


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the references to us under the heading "Independent Accountants" in the Prospectus for Morgan Stanley Global Equity Fund, the Prospectus for Morgan Stanley Value Fund, Morgan Stanley Equity Growth Fund and Morgan Stanley Mid Cap Growth Fund and the Prospectus for Morgan Stanley Emerging Markets Debt Fund constituting parts of this Post-Effective Amendment No. 16 to the registration statement on Form N-1A of Morgan Stanley Fund, Inc.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
October 17, 1996